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               Post-effective Amendment to Registration Statement
                        Registration File No.: 33-91148

                    PRUDENTIAL SECURITIES SECURED FINANCING
                            CORPORATION TRUST 1995-2
                      $51,583,721.00 Class A Certificates

                         IRWIN HOME EQUITY CORPORATION
                         SERVICER FOR THE REMIC 1995-2

        The following information should be read in conjunction with the Prospectus Supplement dated December 1, 1995 and filed December 5, 1995 and the letter filed in conjunction therewith on December 5, 1995:

        The letter filed on December 5, 1995 stating that the Class A Certificates will be filed with original issue discount was an unnecessary filing and shall be disregarded.